                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-34787) pertaining to the Stock Option Plan of 1990 of Pitt-Des Moines, Inc.; Form S-8 (No. 333-13043) pertaining to the Pitt-Des Moines, Inc. Directors Stock Plan; Form S-8 (No. 333-68853) pertaining to the Pitt-Des Moines, Inc. Long Term Incentive Stock Plan of 1997, with respect to the consolidated financial statements and schedules of Pitt-Des Moines, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                          /s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania
March 23, 2001